UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

Pasithea Therapeutics Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40804	85-1591963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 514-4174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KTTA	The Nasdaq Stock Market
Warrants to purchase common stock, par value $0.0001 per share	KTTAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Pasithea Therapeutics Corp. (the “Company”) held its 2022 Annual Meeting of Shareholders on June 23, 2022 (the “Annual Meeting”).

At the close of business on May 3, 2022, the record date of the Annual Meeting, the Company had 22,858,371 shares of common stock issued and outstanding. The following shares were present at the Annual Meeting, either in person at the virtual shareholder meeting or by proxy.

The results of the proposals are as follows:

1. The election of directors to the Board of Directors of the Company to serve for a term of one year:

Name	Votes For	Abstain
Dr. Tiago Reis Marques	5,792,046	2,073,308
Dr. Yassine Bendiabdallah	5,792,534	2,072,820
Prof. Lawrence Steinman	5,769,723	2,095,631
Simon Dumesnil	5,779,224	2,086,130
Dr. Emer Leahy	5,813,102	2,052,252

All director nominees were duly elected.

2. The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes For	Votes Against	Abstain
10,751,385	1,078,159	15,560

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pasithea Therapeutics Corp.

Date: June 23, 2022	By:	/s/ Tiago Reis Marques
Tiago Reis Marques Chief Executive Officer

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